UNITED STATES

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SOUTHWEST AIRLINES CO.

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On August 14, 2024, Southwest Airlines Co. issued the below press release:

SOUTHWEST AIRLINES COMMENTS ON ELLIOTT MANAGEMENT’S INTENT TO REPLACE A MAJORITY OF ITS BOARD

DALLAS—Aug. 14, 2024—Southwest Airlines Co. (NYSE: LUV) (the “Company”) has the following response to an announcement made by one of its Shareholders, Elliott Investment Management L.P. (“Elliott”), stating its intention to replace a majority of the Southwest Airlines Board of Directors by nominating 10 candidates.

Since Elliott launched its campaign against Southwest Airlines, the Board has consistently sought to engage constructively and in the best interests of all Shareholders. Elliott has dismissed those efforts at every turn. After Elliott recently agreed to a meeting with Southwest Airlines in early September to discuss a collaborative resolution, including continuing significant Board refreshment and other governance enhancements, Elliott unilaterally decided instead to publicly announce its intention to replace a majority of Southwest Airlines’ Board.

The Southwest Airlines Board and Executive Leadership Team remain open to conversations with Elliott to discuss ideas to drive Shareholder value, and the Board will evaluate Elliott’s proposed nominees as part of its ongoing Board refreshment process. No immediate action is required of Shareholders.

Southwest Airlines is laser-focused on restoring its industry-leading financial performance and on building a sustainable and profitable future for the airline and all of its Shareholders. The airline recently announced several initiatives to elevate the Customer Experience, improve financial performance, and drive Shareholder value. Southwest Airlines will provide additional details on a comprehensive plan to transform its business, improve operational efficiency, and deliver capital allocation discipline during its Investor Day in late September.

Southwest Airlines is committed to maintaining a strong, independent Board with the right mix of skills and experience. The Board’s Nominating and Corporate Governance Committee has taken deliberate actions to bolster the Board’s existing expertise with professionals who offer a diverse range of skills that are critical to the airline’s business and ongoing transformation. As part of its continued refreshment efforts, the Board has appointed a total of eight new independent and highly qualified Directors over the last three years, including the recent addition of experienced airline executive and entrepreneur Rakesh Gangwal.

The Southwest Airlines Board remains confident that the airline has the right Leadership Team in place to evolve the business and to lead Southwest Airlines forward.

Bank of America Securities, Inc. and Morgan Stanley & Co. LLC are acting as financial advisors to Southwest Airlines and Vinson & Elkins L.L.P. and Kirkland & Ellis LLP are acting as legal advisors.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to the Company’s plans and expectations with respect to its initiatives, including with respect to restoring the Company’s industry-leading financial performance, building a sustainable and profitable future for the airline and all of its shareholders, elevating the Customer Experience, improving financial performance, driving shareholder value, transforming the Company’s business, improving operational efficiency, and delivering capital allocation discipline. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company’s business plans and results of operations; (vi) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (viii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (xi) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xii) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xiii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; and (xiv) other factors, as described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD

[1]	Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021
[2]	Fulltime-equivalent active Employees
[3]	1973-2019 annual profitability
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Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

The Company, each of its Directors (namely, Gary C. Kelly, Robert E. Jordan, William H. Cunningham, Lisa M. Atherton, David W. Biegler, J. Veronica Biggins, Roy Blunt, Douglas H. Brooks, Eduardo F. Conrado, Rakesh Gangwal, Thomas W. Gilligan, David P. Hess, Elain Mendoza, Christopher P. Reynolds, and Jill A. Soltau) and one of its executive officers (namely, Tammy Romo, Chief Financial Officer) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s Shareholders in connection with the matters to be considered at the Shareholder Meeting. Information about the compensation of our named executive officers and our non-employee Directors is set forth in the sections titled “Compensation of Executive Officers” and “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on April 5, 2024 (the “2024 Definitive Proxy”), commencing on pages 28 and 64, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Management” in the Company’s 2024 Definitive Proxy on page 27 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 2, 2024 for Mr. Kelly (available here); May 16, 2024 for Mr.  Cunningham (available here); May 16, 2024 for Ms.  Atherton (available here); May 16, 2024 for Mr.  Biegler (available here), May 16, 2024 for Ms.  Biggins (available here), May 16, 2024 for Mr.  Blunt (available here), May 16, 2024 for Mr.  Brooks (available here), May 16, 2024 for Mr.  Conrado (available here), July 31, 2024 for Mr.  Gangwal (available here), May 16, 2024 for Mr.  Gilligan (available here), May 16, 2024 for Mr.  Hess (available here), May 16, 2024 for Ms.  Mendoza (available here), May 16, 2024 for Mr.  Reynolds (available here); and May 16, 2024 for Ms.  Soltau (available here). Such filings are available on the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Shareholder Meeting.

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